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Exhibit 99.3

American Equity Investment Life Holding Company

Offer to Exchange Cash and Common Stock
For Any and All of Our 5.25% Contingent Convertible Senior Notes Due 2029
(CUSIP No. 025676AH0)

To Our Clients:

        Enclosed for your consideration is a Prospectus, dated August 23, 2013 (as may be amended from time to time, the "Prospectus"), and the enclosed Letter of Transmittal (as may be amended from time to time, the "Letter of Transmittal"), related to an offer by American Equity Investment Life Holding Company, an Iowa Corporation (the "Company"), to exchange cash and, in certain circumstances, newly issued shares of common stock for any and all its outstanding 5.25% Contingent Convertible Senior Notes due 2029 (the "Notes") (the "Exchange Offer"). The Company refers to the up to $1,500 cash amount and any shares of common stock to be issued in exchange for the Notes as the "Offer Consideration" in the Exchange Offer.

        This material is being forwarded to you as the beneficial owner of the Notes held by us for your account but not registered in your name. A tender of such Notes may only be made by us as the holder of record and pursuant to your instructions.

        Accordingly, we request instructions as to whether you wish us to tender on your behalf the Notes held by us for your account, pursuant to the terms and conditions set forth in the enclosed Prospectus and the Letter of Transmittal.

        Your instructions should be promptly forwarded to us in order to permit us to tender the Notes on your behalf in accordance with the terms and conditions of the Exchange Offer. The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of October 21, 2013, unless extended or earlier terminated by the Company (such date and time for the Exchange Offer, as may be extended, the "Expiration Date"). Notes tendered pursuant to the Exchange Offer may be withdrawn at any time on or prior to 12:00 midnight, New York City time, on the Expiration Date or, if not previously returned by the Company, after 40 business days from the commencement of the Exchange Offer if the Company has not accepted the tendered Notes for exchange by that date.

        Your attention is directed to the following:

  •
  The Exchange Offer is for any and all of the Company's outstanding Notes.

  •
  The Exchange Offer is subject to certain conditions set forth in the Prospectus in the section entitled "The Exchange Offer—Conditions to the Exchange Offer."

  •
  The Company will pay all transfer taxes, if any, applicable to the exchange of Notes pursuant to the Exchange Offer, except as set forth in Instruction 6 of the Letter of Transmittal.

  •
  The Exchange Offer will expire at 12:00 midnight, New York City time, at the end of October 21, 2013, unless extended or earlier terminated by the Company.

        IF YOU WISH TO HAVE US TENDER YOUR NOTES, PLEASE SO INSTRUCT US BY COMPLETING, EXECUTING AND RETURNING TO US THE INSTRUCTION FORM ON THE BACK OF THIS LETTER IN THE ENCLOSED ENVELOPE WITHIN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE APPLICABLE EXPIRATION DATE.

        PLEASE DO NOT COMPLETE THE LETTER OF TRANSMITTAL. IT IS FURNISHED TO YOU FOR INFORMATION ONLY AND MAY NOT BE USED DIRECTLY BY YOU TO TENDER NOTES.

INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER
FOR THE 5.25% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2029

        The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Exchange Offer made by American Equity Investment Life Holding Company with respect to its 5.25% Contingent Convertible Senior Notes due 2029 (the "Notes").

        This will instruct you to tender the Notes indicated below (or, if no number is indicated below, all Notes) held by you for the account of the undersigned, upon the terms and subject to conditions set forth in the Prospectus and the related Letter of Transmittal.

        Please tender the Notes held by you for my account as indicated below:

5.25% Contingent Convertible Senior Notes Due 2029 (CUSIP No. 025676AH0)

☐	Please tender $ in aggregate principal amount of Notes.
☐	Please do not tender any Notes held by you for any account.

Dated:	, 2013

Signature(s):

Print Name(s) here:

(Print Address(es)):

(Area Code and Telephone Number(s)):

(Taxpayer Identification or Social Security Number(s)):

        NONE OF THE NOTES HELD BY US FOR YOUR ACCOUNT WILL BE TENDERED UNLESS WE RECEIVE WRITTEN INSTRUCTIONS FROM YOU TO DO SO. AFTER RECEIPT OF INSTRUCTIONS TO TENDER, UNLESS OTHERWISE INDICATED WE WILL TENDER ALL THE NOTES HELD BY US FOR YOUR ACCOUNT.

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  Exhibit 99.3
American Equity Investment Life Holding Company Offer to Exchange Cash and Common Stock For Any and All of Our 5.25% Contingent Convertible Senior Notes Due 2029 (CUSIP No. 025676AH0)
INSTRUCTIONS WITH RESPECT TO THE EXCHANGE OFFER FOR THE 5.25% CONTINGENT CONVERTIBLE SENIOR NOTES DUE 2029